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                                                                      EXHIBIT 11

                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                              Washington, DC 20036

                            Telephone: (202) 828-2000
                            Facsimile: (202) 828-2195

                                February 6, 2003

Janus Adviser Series
100 Fillmore Street
Denver, Colorado 80206-4928

Ladies and Gentlemen:

         You have requested our opinion regarding certain matters in connection with the issuance of shares of the Mid Cap Value Fund, a series of Janus Adviser Series (the "Trust"), pursuant to a registration statement to be filed by the Trust on Form N-14 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") in connection with the proposed acquisition by the Mid Cap Value Fund of substantially all of the assets and liabilities of the Strategic Value Fund, a series of the Trust, solely in exchange for shares of the Mid Cap Value Fund.

         We have examined, among other things, copies of such documents, certificates and corporate or other records as we deem necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. As to various matters of fact material to this opinion, we have relied upon information provided by Trust officers and included in filings with the Securities and Exchange Commission. Based upon this examination, we are of the opinion that the shares to be issued pursuant to the Registration Statement, when issued upon the terms provided in the Registration Statement, subject to compliance with the 1933 Act, the Investment Company Act of 1940, and applicable state law regulating the offer and sale of securities, will be legally issued, fully paid and non-assessable.

         We consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                      Yours truly,

                                      /s/ Shea & Gardner
                                      Shea &  Gardner